EXHIBIT 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. 1350
In connection with the Annual Report of Sanderson Farms, Inc. (the “Company”) on Form 10-K for the year ended October 31, 2020 (the “Report”), I, D. Michael Cockrell, Treasurer and Chief Financial Officer of the Company, certify that:
(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ D. Michael Cockrell
D. Michael Cockrell
Treasurer, Chief Financial Officer and Chief Legal Officer
(Principal Financial Officer)

December 17, 2020